Exhibit 99

Cautionary Statement Regarding Forward-Looking Statements

We have made forward-looking statements in the accompanying Form 10-K, and in the other documents that we refer to in the Form 10-K. Forward-looking statements are statements that are not historical in nature and can often be identified by the use of forward-looking terminology, such as "believes", "expects," "may," "should," "could," "intends," "plans," "estimates" or "anticipates," variations of these words or similar expressions. Examples of forward-looking statements include:

pro forma financial statements and projections relating to revenues, income or loss, earnings or loss per share, financial condition, capital expenditures, the payment or non-payment of dividends, and other financial items;

statements of plans and objectives;

statements of future economic performance; and

statements of the assumptions underlying these statements.

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Future results of operations, financial condition, business and stock values of LabOne may be materially different from those described in these forward-looking statements. Shareholders of LabOne are cautioned not to put undue reliance on any forward-looking statement.

Among the factors that could cause actual results to be materially different from those described in the forward-looking statements are the following:

Growth Strategy. Our growth strategy includes acquiring ongoing businesses and entering into strategic alliances. We cannot guarantee that we will continue growing, through this growth strategy or otherwise. We may not be able to acquire attractive businesses on reasonable terms. We may have difficulty integrating an acquired business with our existing operations, retaining key customers or vendors, or retaining key personnel of the acquired business to work for us. The integration of an acquisition requires the dedication of significant management resources which could adversely affect our business activities or customer service. Issuance of equity securities in acquisitions could be dilutive to our existing shareholders. These risks, among others, could result in negative rather than positive results.

Client Contracts. Most of our services are provided under arrangements that are terminable at will or on short notice or that are terminable or subject to significant penalties if performance standards are not met. Competition, any interruption of, or deterioration in, our services, or a change in management or ownership of a customer could result in a customer's decision to stop using our services in whole or in part.

Changes in Testing Ordered by Life Insurance Companies. Currently our largest and most profitable business segment is providing risk assessment services to the life insurance industry. The level of demand for such services is influenced by a number of factors, including the number of life insurance applications written,

the policy amount thresholds at which insurance companies order testing and other services that we provide,

the type and costs of tests and other services requested,

testing and specimen collection innovations approved by the Food and Drug Administration, and the extent to which insurance companies may create in-house testing facilities.

Many of these factors are beyond our control. Any adverse changes in life insurance industry demand for testing and other services we provide could significantly reduce our profits.

Competition in the Risk Assessment Services Business. We have competed in the life insurance risk assessment business by offering more complete and higher quality services than our competitors at competitive prices. Our competitors are attempting to charge lower prices than we charge. If they continue to lower prices and our customers refuse to pay higher prices for better service, our profits may be reduced.

Competition in the Clinical Business. Certain of our competitors have significantly greater financial and technical resources than that available to us. Their strategies and other competitive efforts could have a material adverse affect on our results.

Cost Reduction Efforts in the Healthcare Industry. Managed-care organizations, third-party payers, Medicare, Medicaid and insurance companies have increased efforts to control the cost and utilization of health care services, including laboratory testing. Continued cost-cutting efforts may further erode the volume of testing and profit margins and adversely affect our clinical laboratory operations.

Market cap; Liquidity. Our total market capitalization is below the level many investors require, or to which they are subject, as a condition of investment. In addition, the average daily volume of our common shares traded is relatively low. These factors may make it difficult for you to sell at desired prices shares of our common stock that you own, and may cause the price of our common stock to fluctuate significantly.

Goodwill. As of December 31, 2002, we have $81.8 million of goodwill recorded on our balance sheet. If this goodwill is impaired in the future, we will be required to take a noncash charge to earnings. This could depress the market price of LabOne's stock if the stock price is influenced by investors that focus primarily on net earnings rather than on earnings before interest, taxes, depreciation and amortization.

Our Testing Services Create a Risk of Legal Liability. Our clients rely on the accuracy of our testing to make significant insurance, treatment and employment decisions. In addition, federal and state laws regulate the disclosure of specimen testing results and other nonpublic personal information. If we do not provide accurate test results using accepted scientific methods or if we do not adequately protect the confidentiality and security of this information, we could incur significant liability. We have insurance to cover these types of claims, but we cannot guarantee either that this coverage is adequate or will continue to be available at reasonable prices.

Disruption in Express Delivery Service Could Harm our Business. We generally rely on express couriers to transport specimens to our laboratory quickly and safely. A disruption in these couriers' business resulting from a labor dispute, natural disaster, malicious human acts or other event could harm our business.

Competitive On-Site Rapid Assay Tests Could Hinder our Growth. We serve customers through laboratory-based testing facilities. Although there are some on-site rapid assay testing products in the marketplace, rapid assays have not achieved broad market acceptance due to the high cost of such assays, difficulties in maintaining the confidentiality of tests, liability concerns, regulatory limitations, less accurate testing results and the absence of a broad testing menu. If more competitive assays become available, such products could be substituted for laboratory based testing and have an adverse impact on our financial condition and results of operations.

Control by Current Stockholders. Welsh, Carson, Anderson & Stowe IX, L.P. and related purchasers ("WCAS") would own approximately 30% of our common stock if they converted to common stock our Series B-1 Convertible Preferred Stock and Warrants that they own. WCAS also is entitled to directly nominate or elect three members and jointly nominate another member of our seven member Board of Directors. In addition, William D. Grant, including certain related trusts (the "Grant Family"), currently owns approximately 12% of our common stock. WCAS and the Grant Family have entered into a voting agreement pursuant to which (i) WCAS agreed to vote its shares of common stock and its shares of Series B-1 Convertible Preferred Stock in favor of director nominees of Company Directors (directors other than a jointly selected director and directors nominated or elected by WCAS) for the Board of Directors and (ii) the Grant Family agreed to vote their shares of common stock of LabOne in favor of director nominees of WCAS. As a result, WCAS and the Grant Family will be able to significantly influence matters affecting the Company, including matters submitted to a vote of the Company's stockholders, such as the election of directors and the approval of corporate transactions. This also may have the effect of making more difficult, or discouraging, absent the support of WCAS and the Grant Family, a proxy contest, a merger involving the Company, a tender offer or similar transactions.

Other factors that could cause actual results to be materially different from those described in the forward-looking statements include the following:

materially adverse changes in general economic conditions or in the markets served by us which affect in particular our employment drug testing;

our ability to successfully market our services to new customers and expanded product offerings to existing customers;

the volume, pricing and mix of laboratory tests and other services that we provide;

our ability to acquire and successfully integrate technological and automated solutions that expand our product offerings, bring in-house additional tests and create efficiencies and cost savings;

changes in our key management personnel;

our ability to bill for services, collect accounts receivable and minimize bad debt exposure in the healthcare and substances abuse segments of our business;

our ability to obtain and maintain certifications and licensure required by our customers or by law, including CLIA, SAMHSA, Medicare and Medicaid;

future changes in laws and regulations, including regulations affecting government reimbursement for clinical laboratory testing, and regulations governing anti-fraud and abuse, drug testing, the security and confidentiality of information we process and maintain, and environmental and occupational safety;

supply interruptions or cost increases for insurance testing kits, specimen collection devices, testing reagents and other laboratory supplies that we need;

damage or interruption of telecommunications, transportation or information technology systems that affect our ability to collect and receive specimens and test them at our single testing facility, to report results and otherwise to communicate electronically with customers and vendors, and to manage and maintain the security and confidentiality of test results and other personal data; and

damage or interruption of telecommunications or other critical services at our single testing facility owing to natural disasters, malicious human acts or other causes that may not be adequately covered by insurance.

Other factors not identified in this document could also cause actual results to vary materially from those described in the forward-looking statements.

All forward-looking statements made in the accompanying Form 10-K are made as of the date of the document. We may not publicly update or correct any of these forward-looking statements in the future.